ROSS MILLER Secretary of State 206 North Carson Street Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz

Articles of Incorporation (PURSUANT TO NRS 78)

(This document was filed electronically)
USE BLACK INK ONLY-DO NOT HIGHLIGHT		ABOVE SPACE IF FOR OFFICE USE ONLY

1.	Name of Corporation:	SKOOKUM SAFETY SOLUTIONS CORP.

2.	Resident Agent for Service of Process: (check only one box)	☑ Commercial Registered Agent: Inc. Plan of Nevada
☐ Noncommercial Registered Agent OR ¨ Office or Position with Entity

Name of Noncommerical Registered Agent OR Name of Title of Officer or Other Position with Entity

		Street Address		City	State	Zip

		Mailing Address (if different from street address)		City	State	Zip

3.	Authorized Stock: (number of shares corporation authorized to issue)	Number of shares with par value:	30,000,000	Par value: $ 0.001	Number of shares without par value: 30,000

4.	Names & Addresses of Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attached additional pages if more than two directors trustees)	1.REBECCA J. KYLLO
Name
		1017 5TH STREET SE		HIGH RIVER, CANADA	AB	T1V1J2
		Street Address		City	ST	Zip Code

2.
Name

		Street Address		City	ST	Zip Code

5.	Purpose: (optional-see instructions)	The purpose of this Corporation shall be:

6.	Name, Address and Signature of Incorporator. (attach additional page if there is more than 1 incorporator)	CAROLINE QUIGLEY		/S/ CAROLINE QUIGLEY
		Name		Signature
		20C TROLLEY SQUARE		WILMINGTON	DE	19806
		Street Address		City	ST	Zip Code

7.	Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation.
		/S/ CAROLINE QUIGLEY IN. PLAN OF NEVADA			10/18/10
		Authorized Signature of R.A. or On Behalf of R.A. Company			Date